                                                                      EXHIBIT 11

                  SCIENTIFIC-ATLANTA, INC., AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                     Three Months Ended                              Three Months Ended
                                                        April 2, 1999                                  March 27, 1998
                                          ---------------------------------------         --------------------------------------

                                                                        PER SHARE                                     PER SHARE
                                          EARNINGS       SHARES          AMOUNT              EARNINGS     SHARES        AMOUNT
                                          --------       -------       ----------            --------     ------      ---------
BASIC EARNINGS PER
COMMON SHARE
   Earnings from continuing operations
   available to common stockholders       $  20,814       75,859         $  0.27            $  17,137     78,725     $  0.22

EFFECT OF DILUTIVE SECURITIES
   Options                                       --        2,367              --                   --        939          --
                                            -------      -------           -----               ------    -------      ------
DILUTED EARNINGS PER
COMMON SHARE
   Earnings from continuing operations
   available to common stockholders
   and assumed conversions                 $ 20,814       78,226         $  0.27            $  17,137     79,664     $  0.22
                                            =======      =======          ======              =======    =======      ======

                                                     Nine Months Ended                                Nine Months Ended
                                                        April 2, 1999                                  March 27, 1998
                                          ---------------------------------------         -------------------------------------

                                                                       PER SHARE                                     PER SHARE
                                           EARNINGS      SHARES          AMOUNT            EARNINGS       SHARES       AMOUNT
                                           --------      ------        ---------           --------       ------     ---------
BASIC EARNINGS PER
COMMON SHARE
   Earnings from continuing operations
   available to common stockholders        $ 54,996       76,763         $  0.71            $  48,453     78,619     $  0.62

EFFECT OF DILUTIVE SECURITIES
   Options                                       --        1,539              --                   --      1,294         --
                                            -------       ------          ------               ------    -------     ------

DILUTED EARNINGS PER
COMMON SHARE
   Earnings from continuing operations
   available to common stockholders
   and assumed conversions                $  54,996       78,302         $  0.71            $  48,453     79,913     $  0.62
                                            =======       ======          ======               ======    =======      ======

The following information pertains to options to purchase shares of common stock which were not included in the computation of Diluted Earnings per Common Share because the options' exercise price was greater than the average market price of the common shares:

                                             April 2, 1999    March 27, 1998
                                             -------------    --------------
Number of options outstanding                           16             3,915

Weighted average exercise price                     $32.05            $21.67